UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

NATIONAL FINANCIAL PARTNERS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On May 21, 2013, a putative stockholder class action lawsuit was filed against National Financial Partners Corp. (the “Company”) and the members of the Company’s Board of Directors in the Supreme Court of the State of New York (the “Complaint”). The Complaint alleges that the members of the Company’s Board of Directors violated their fiduciary duties in connection with (i) the Agreement and Plan of Merger with Patriot Parent Corp. (“Parent”) and Patriot Merger Corp., a direct wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”) and (ii) disclosure provided in the definitive proxy statement filed by the Company on May 17, 2013.

The plaintiff seeks, among other things, to enjoin the Merger. The Company and its Board of Directors believe that the claims in the Complaint are without merit.

Forward-Looking Information

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “anticipate,” “expect,” “intend,” “plan,” “believe,” “estimate,” “may,” “project,” “will,” “continue” and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and the Company’s operations or strategy. These forward-looking statements are based on management’s current views with respect to future results. Forward-looking statements are based on beliefs and assumptions made by management using currently available information, such as market and industry materials, experts’ reports and opinions, and current financial trends. These statements are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. These risks and uncertainties include, without limitation: (1) the Merger may not be consummated in a timely manner, if at all; (2) the merger agreement may be terminated in circumstances that require the Company to pay a termination fee or reimburse certain expenses; (3) the diversion of management’s attention from the Company’s ongoing business operations; (4) the ability of the Company to retain and hire key personnel; (5) the failure of Madison Dearborn Partners to obtain the necessary financing to complete the Merger; (6) litigation relating to the Merger; (7) the effect of the announcement of the Merger on the Company’s business relationships, operating results and business generally; (8) competitive responses to the proposed Merger; and (9) the failure to obtain the requisite approvals to the Merger, such as stockholder approval or the approval of FINRA with respect to the indirect change in ownership of the Company’s broker-dealer subsidiaries. Additional factors are set forth in NFP’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 15, 2013 and its Quarterly Report on Form 10-Q for the period ended March 31, 2013, filed with the SEC on May 3, 2013. Forward-looking statements speak only as of the date on which they are made. The Company expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Information

In connection with the Merger, the Company has filed or intends to file relevant materials with the SEC, including a preliminary proxy statement and a definitive proxy statement. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. The definitive proxy statement in connection with the proposed Merger has been mailed to the shareholders of the Company. The preliminary proxy statement, the definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at the Company’s web site, www.nfp.com, or by contacting Investor Relations by phone at 212-301-4000, by email at ir@nfp.com or by mail at 340 Madison Avenue, 20th Floor, New York, New York 10173.

Certain Information Regarding Participants

The Company and its executive officers, directors and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed Merger. Information about the executive officers and directors of the Company and their ownership of Company Common Stock is set forth in the definitive proxy statement that was filed with the SEC on May 17, 2013. Investors and shareholders may obtain additional information regarding the interests of such potential participants by reading the definitive proxy statement and the other relevant documents filed with the SEC when they become available.